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                                                                   Exhibit 10.28

                                    ADDENDUM
                          SPECIAL PROVISIONS AGREEMENT


     This Special Provisions Agreement ("Special Provisions Agreement") among Electronic Data Systems Corporation, a Texas corporation ("EDS"), EDS Technical Products Corporation, a Texas Corporation ("TPD"), Spectradyne, Inc., a Delaware corporation ("Spectradyne"), and SpectraVision, Inc., a Delaware corporation formerly known as SPI Holding, Inc. ("SpectraVision"), is made and entered into by and between EDS, TPD, Spectradyne and SpectraVision as of January l, 1995.

     This Special Provisions Agreement constitutes (i) Addendum No. 5 to that certain Agreement for Phase l Information Technology Services ("Phase 1 ITS Agreement") between EDS and Spectradyne, dated as of July 28, 1993, (ii) Addendum No. 3 to that certain Phase 2 Information Technology Product and Service Agreement ("Phase 2 ITS Agreement") between EDS and Spectradyne, dated as of August 27, 1993, and (iii) Addendum No. 1 to that certain Personal Computer Functionality Management Agreement ("PCFM Agreement") between SpectraVision and TPD dated as of July 28, 1993.

                                    RECITALS

     WHEREAS, the Phase 1 ITS Agreement, the Phase 2 ITS Agreement, the PCFM Agreement and the Financial Agreement (as defined in the Phase l ITS Agreement) form the basis of a business relationship among EDS, TPD, Spectradyne and SpectraVision; and

     WHEREAS, EDS, Spectradyne, TPD and SpectraVision are entering into this Special Provisions Agreement, and concurrently EDS and Spectradyne are entering into a Phase l Operating Lease and a Phase 2 Operating Lease, both also dated as of January l, 1995, in order to continue to pursue the business relationship; and

     WHEREAS, EDS asserts that Spectradyne and SpectraVision have not made all payments due and owing as of December 31, 1994 pursuant to the Phase 1 ITS Agreement, and the Phase 2 ITS Agreement, such shortfall in payments totalling at least $20,531,568.88 as of December 31, 1994 (this amount plus amounts not yet billed or invoiced to Spectradyne or Spectravision as incurred pursuant to the Phase 1 ITS Agreement or the Phase 2 ITS Agreement in December 1994 are referred to herein as "Deferred Payments"); and

     WHEREAS, EDS and TPD also assert that Spectradyne and SpectraVision have not made all payments due and owing as of December 31, 1994 pursuant to the PCFM Agreement ("PCFM Deferred Payments"); and

     WHEREAS, EDS, TPD, Spectradyne and SpectraVision intend to provide for, by this Special Provisions Agreement, a new payment schedule for the amounts due

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and owing by Spectradyne or SpectraVision as of December 31, 1994 pursuant to the Phase 1 ITS Agreement, the Phase 2 ITS Agreement or the PCFM Agreement (which new payment schedule will be revoked and all Deferred Payments will become immediately due and owing if there is a default under the new payment schedule); and

     WHEREAS, EDS, TPD, Spectradyne and SpectraVision further intend, in part by this Special Provisions Agreement, to confirm their agreement that if Spectradyne or SpectraVision fail to make any payments provided for in the Phase 1 Operating Lease, the Phase 2 Operating Lease or the Special Provisions Agreement or any payments still provided for after the date hereof in the Phase 1 ITS Agreement, the Phase 2 ITS Agreement or the PCFM Agreement, then, subject to certain conditions and in addition to any other available remedies that EDS or TPD may seek, EDS will have access to the network described in Section 11.9 of the Phase l ITS Agreement;

     NOW, THEREFORE, in consideration of these premises and agreements set forth herein, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, EDS, TPD, Spectradyne and SpectraVision hereby agree to undertake all rights and obligations under the terms and conditions of this Special Provisions Agreement.

                                   ARTICLE I
                                PAYMENT SCHEDULE

1.1 Schedule. Spectradyne and SpectraVision agree jointly and severally to pay EDS and TPD in cash (by check or wire transfer of funds) the following amounts: (i) the payments referenced in Section 1.3 below on the terms set forth therein; (ii) a minimum payment of at least $500,000.00 for each of January, February and March of 1995 (which amount may be increased pursuant to Section 3.6 of this Special Provisions Agreement), which will be applied first against amounts incurred under the Phase 1 ITS Agreement and the Phase 2 ITS Agreement, then against amounts incurred under the Phase 1 Operating Lease and the Phase 2 Operating Lease and, if TPD has extended capital under the PCFM Agreement as allowed under Section 3.6 hereof, then against amounts under PCFM Agreement (the "Minimum Payments"); (iii) as provided for in the Phase 1 Operating Lease or the Phase 2 Operating Lease, in the Phase 1 ITS Agreement or the Phase 2 ITS Agreement or in the PCFM Agreement, the balance of the amounts incurred under such leases or agreements for January, February and March of 1995 and not covered by the Minimum Payments when allocated as provided in clause (ii) above, plus interest until paid at the annual rate of 11-1/2, (the "Delta Payments");
     (iv) an amount equal to 10% of the net proceeds from any sale(s) or other transfers prior to August 31, 1995 of at least a majority of the outstanding stock or a significant amount of the assets of Spectradyne Asia-Pacific Limited and

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     SpectraVision of Canada, Inc.  (as used in this clause, "net proceeds"
     means all consideration of any type minus any normal and ordinary closing costs as reasonably approved by EDS and TPD) ("Additional Minimum Payments"); (v) the Deferred Payments; and (vi) the Deferred PCFM Payments. The Minimum Payments shall be paid on the last day of each of January, February and March of 1995, as the case may be (unless such day is not a business day, in which case, on the next business day) and shall be increased, with respect to the remaining monthly installments by an amount equal to the capital extended by TPD to finance leases as contemplated in the PCFM Agreement (and from the date of such extension, the term "Minimum Payments" as used in this Special Provisions Agreement shall refer to the $500,000.00 originally constituting a Minimum Payment plus such increase). The Delta Payments shall be paid on or before August 31, 1995, and the Deferred Payments plus interest on such amount beginning on January 1, 1995 until paid at the annual rate of 11-1/2%, shall also be paid on or before August 31, 1995. The Deferred PCFM Payments plus interest on such amount beginning on January 1, 1995 until paid at the annual rate of 11-1/2% shall be paid on or before March 20, 1995. The Additional Minimum Payments shall be paid in monthly installments equal to at least 25% of the Additional Minimum Payment commencing with the first calendar month immediately following the month in which a sale is completed and continuing until the earlier of (x) complete payment to EDS of the Additional Minimum Payments and (y) August 31, 1995, on which date any outstanding balance of the Additional Minimum Payments will be paid. To the extent the payments referred to in Section 1.3 below, the Minimum Payments, the Delta Payments, the Additional Minimum Payments, the Deferred Payments or the Deferred PCFM Payments are not paid in accordance with or prior to their respective schedules provided for or referenced in this Section 1.1, then such untimely payments are "past due." Moreover, upon any of the foregoing payments becoming "past due", the Deferred Payments, the PCFM Deferred Payments and the Delta Payments shall become, without the necessity for any further action, immediately due and payable. EDS agrees that it will not have the right to declare a default under the Phase 1 Operating Lease or the Phase 2 Operating Lease so long as Spectradyne is in compliance with this Section 1.1.

1.2 Location of Payment. The payments pursuant to this Article I shall be made to EDS at such location as directed from time to time by EDS by invoice or other writing from EDS.

1.3 Maintenance of Other Payments. Spectradyne and SpectraVision acknowledge and confirm their agreement to keep current (taking into account, where relevant, the modifications implemented by the Phase 1 Operating Lease or the Phase 2 Operating Lease and subject to the provisions in Sections 1.1 of this Special Provisions Agreement with respect to Minimum Payments) all

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     payments due and owing EDS and TPD pursuant to the Phase 1 ITS Agreement, the Phase 2 ITS Agreement, the PCFM Agreement, the Phase 1 Operating Lease, the Phase 2 Operating Lease and this Special Provisions Agreement, commencing for the Phase 1 Operating Lease and the Phase 2 Operating Lease on April 1, 1995 and for the other agreements on January 1, 1995 and continuing for all leases and agreements through and until the termination of the last of the Phase 1 ITS Agreement, the Phase 2 ITS Agreement, the PCFM Agreement, the Phase 1 Operating Lease and the Phase 2 Operating Lease.

                                   ARTICLE II
                               ACCESS TO NETWORK

2.1 In the event of an "Event of Default" under the Phase I Operating Lease or the Phase 2 Operating Lease or in the event that payments provided for in
     Article I of this Special Provisions Agreement are not timely made, then EDS (and any subsidiary controlled by EDS or a subsidiary of EDS), without it being deemed a breach of Section 11.9 (or any other provision) of the Phase 1 ITS Agreement, or of any other agreement involving EDS, TPD, Spectradyne or SpectraVision, may proceed with and use, with or without the assistance of Spectradyne and without regard to deadlines or other dates, the new marketing networks outlined or contemplated by Draft #14 of that certain Market Development and Services Agreement between EDS and Spectradyne. In such event, Spectradyne will be entitled to the compensation outlined in such draft, but EDS will have the right to apply such compensation first to any payments due and owing to EDS under Section
     1.1 of this Special Provisions Agreement. If Spectradyne does not perform the obligations assigned to it in such draft in connection with EDS' use of the new marketing networks, EDS may perform such obligation(s) on Spectradyne's behalf, in which case the compensation to be paid to Spectradyne will be decreased accordingly.

                                  ARTICLE III
                                GENERAL MATTERS

3.1 Captions; Counterparts; Integration; Entire Special Provisions Agreement; Board Approval. The captions contained in this Special Provisions Agreement are for convenience only and shall not affect the interpretation of this Special Provisions Agreement. In addition, the provisions of the Phase 1 ITS Agreement regarding confidentiality (Section 11.8 thereof), dispute resolution (Article XII thereof) and public disclosure (Section 15.4 thereof) are incorporated herein and made a part hereof as if fully set out in this Special Provisions Agreement. This Special Provisions Agreement and all attachments hereto executed by EDS, TPD, Spectradyne and SpectraVision constitute the entire Special Provisions Agreement among EDS, TPD, Spectradyne and

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     SpectraVision relating to the matters herein (except as otherwise provided herein), and supersede all prior agreements relating thereto, whether written or oral, and may not be amended or modified except in a writing signed by the parties hereto. Except as modified in the Phase 1 Operating Lease, the Phase 2 Operating Lease or this Special Provisions Agreement, the Phase 1 ITS Agreement, the Phase 2 ITS Agreement, the PCFM Agreement and the Financing Agreement will be, and remain, in full force and effect in accordance with the terms and conditions thereof. Where there is a conflict between, on the one hand, the provisions of the Special Provisions Agreement, the Phase 1 Operating Lease or the Phase 2 Operating Lease and, on the other hand, the Phase 1 ITS Agreement, the Phase 2 ITS Agreement, the PCFM Agreement or the Financing Agreement, then the Phase 1 Operating Lease, the Phase 2 Operating Lease and this Special Provisions Agreement control. Spectradyne and SpectraVision covenant to obtain approval by their respective boards of directors of this Special Provisions Agreement no later than February 15, 1995.

3.2 No Waiver; EDS Approval. Any failure of EDS or TPD to require strict performance by Spectradyne or SpectraVision, or any written waiver by EDS or TPD of any provision hereof, shall not constitute consent or waiver of any other breach of the same or any other provision hereof.

3.3 Governing Law and Jurisdiction. THIS SPECIAL PROVISIONS AGREEMENT IS MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS. EDS, TPD, SPECTRADYNE AND SPECTRAVISION CONSENT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF TEXAS, AND WAIVE ANY OBJECTION RELATING TO IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT.

3.4  Time.  Time is of the essence of this Special Provisions Agreement.

3.5 Survival of Certain Terms. All obligations of Spectradyne and SpectraVision to make payments to EDS or TPD hereunder pursuant to the terms hereof shall survive termination of this Special Provisions Agreement.

3.6 New Installations, Upgrades and Retrofits. The parties acknowledge that the Phase 1 Operating Lease and the Phase 2 Operating Lease do not apply to new installations, upgrades or retrofits not expressly included in schedules attached to such leases. The parties further agree that after the date of this Special Provisions Agreement, all new installations, upgrades or retrofits pursuant to the Phase 1 ITS Agreement, the Phase 2 ITS Agreement, the PCFM Agreement or otherwise (unless explicitly included in the Phase 1 Operating Lease or the Phase 2 Operating Lease) will be prepaid in full by Spectradyne

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     or SpectraVision in accordance with a good faith estimate provided by EDS or TPD, as the case may be (such estimate to be reconciled to reflect actual amounts with a prompt credit to Spectradyne or SpectraVision or a prompt additional payment to EDS or TPD, as the case may be). Notwithstanding the immediately preceding sentence, TPD may, at its option, extend capital to finance the leases as contemplated in the PCFM Agreement, in which event the Minimum Payments will be increased by the amount so financed. The parties hereto also acknowledge that although the Phase 2 Operating Lease allows for the addition of equipment to that lease at five scheduled Hyatt Hotels, the additional lease payments related to such equipment only relate to hardware, and any services related to the installation of same constitute "special efforts" that must be prepaid (such prepayment to be reconciled subsequently, with prompt credit or payment, as the case may be, to reflect actual amounts).

3.7 Continuing Service Obligations. To the extent that Spectradyne does not either (i) allow for a renewal of the Phase 1 Operating Lease and the Phase 2 Operating Lease or (ii) exercise its purchase rights with respect to the equipment covered by such Leases, then the service obligations of EDS with respect to such equipment pursuant to the Phase 1 ITS Agreement and the Phase 2 ITS Agreement will expire without further liability or cost to EDS under such agreements.

3.8 Relationship of Parties. Each of EDS and TPD is performing pursuant to this Special Provisions Agreement only as an independent contractor. EDS or TPD has the sole obligation to supervise, manage, contract, direct, procure, perform or cause to be performed its obligations set forth in this Special Provisions Agreement, except as otherwise agreed upon in writing by the parties. Nothing set forth in this Special Provisions Agreement will be construed to create the relationship of principal and agent between EDS or TPD, on the one side, and Spectradyne or SpectraVision, on the other side. Neither EDS nor TPD will act or attempt to act or represent itself, directly or by implication, as an agent of Spectradyne or SpectraVision or of a customer of either or in any manner assume or create, or attempt to assume or create, any obligation on behalf of, or in the name of, Spectradyne or SpectraVision or of a customer of either.

3.9 Legal Counsel. Each of the parties hereto consulted, and was represented by, legal counsel.

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                            SPECTRADYNE, INC.


                            By:______________________________________
                            Name:____________________________________
                            Title:___________________________________


                            SPECTRAVISION, INC.


                            By:______________________________________
                            Name:____________________________________
                            Title:___________________________________


                            ELECTRONIC DATA SYSTEMS CORPORATION


                            By:______________________________________
                            Name:____________________________________
                            Title:___________________________________


                            EDS TECHNICAL PRODUCTS CORPORATION


                            By:______________________________________
                            Name:____________________________________
                            Title:___________________________________

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